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                                                                    EXHIBIT 23.3



                 (BONANNO, SAVINO & DAVIES, P.C. LETTERHEAD)





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the reference to our firm under the caption "EXPERTS" and to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of HealthPlan Services Corporation of our report dated March 15, 1996 relating to the financial statements of Consolidated Group, Inc. and Affiliates, and of our report dated March 15, 1996 relating to the financial statements of Consolidated Health Coalition, Inc.



        /s/ BONANNO, SAVINO & DAVIES, P.C.



Needham, Massachusetts
November 11, 1996